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                                                                Exhibit 99.3

                              ARTICLES OF INCORPORATION

                                          OF

                                     ZAPPCO, INC.

    The undersigned natural person of the age of twenty-one years of more, acting as incorporator of a corporation under the provisions of the Minnesota Business Corporation Act, being Chapter 301 of Minnesota Statutes, as amended, adopts the following Articles of Incorporation.

                                      ARTICLE I.

    The name of this Corporation shall be Zappco, Inc.

                                     ARTICLE II.

    The duration of this Corporation shall be perpetual.

                                     ARTICLE III.

    The purposes for which this Corporation is organized are as follows:

    a.   General business purposes.

    b. To do everything necessary, proper, advisable or convenient for the accomplishment of the purposes hereinabove set forth, and to do all other things incidental thereto or connected therewith, which are not forbidden by the laws under which this Corporation is organized, by other laws, or by these Articles of Incorporation.

    c. To carry out the purposes hereinabove set forth in any state, territory, district or possession of the United States, or in any foreign country, to the extent that such purposes are not forbidden by the laws thereof; and in the case of any state, territory, district or possession of the United States, or any foreign country, in which one or more of such purposes are forbidden by law, to limit, in any certificate for application to do business, the purpose or purposes which the Corporation proposes to carry on therein to such as are not forbidden by the law thereof.


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                                     ARTICLE IV.

    This Corporation shall have all the powers granted to private corporations organized for profit by said Minnesota Business Corporation Act, and in furtherance and not in limitation of the powers conferred by the laws of the State of Minnesota upon corporations organized for the foregoing purposes, the Corporation shall have the power:

    a. To acquire, hold, mortgage, pledge or dispose of the shares, bonds, securities or other evidences of indebtedness of the United States of America or of any domestic or foreign corporation, and while the holder of such shares, to exercise all the privileges of ownership, including the right to vote thereon, to the same extent as a natural person might or could do, by the president of this Corporation or by proxy appointed by him, unless some other person, by resolution of the Board of Directors, shall be appointed to vote such shares.

    b. To purchase or otherwise acquire on such terms and in such manner as the By-laws of this Corporation from time to time provide, and to own and hold shares of the capital stock of this Corporation, and to reissue the same from time to time.

    c. When and as authorized by the vote of the holders of not less than a majority of the shares entitled to vote, at a shareholders' meeting called for that purpose or when authorized upon the written consent of the holders of a majority of such shares, to sell, lease, exchange, or otherwise dispose of all, or substantially all, of its property and assets, including its good will, upon such terms and for such considerations, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient or advisable.

    d. To acquire, hold, lease, encumber, convey, or otherwise dispose of, either alone or in conjunction with others, real and personal property within or without the state; and to take real and personal property by will or gift.

    e. To acquire, hold, take over as a going concern and thereafter to carry on, mortgage, sell or otherwise dispose of, either alone or in conjunction with others, the rights, property and business of any person, entity, partnership, association, or corporation heretofore or hereafter engaged in any business, the purpose of which is similar to the purposes set forth in Article III of these Articles of Incorporation.


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    f.   To enter into any lawful arrangement for sharing of profits, union of interest, reciprocal association, or cooperative association with any corporation, association, partnership, individual, or other legal entity, for the carrying on of any business, the purpose of which is similar to the purposes set forth in Article III of these Articles of Incorporation, and, insofar as it is lawful, to enter into any general or limited partnership, the purpose of which is similar to such purposes.

                                      ARTICLE V.

    Any agreement for consolidation or merger with one or more foreign or domestic corporations may be authorized by vote of the holders of a majority of the shares entitled to vote.

                                     ARTICLE VI.

    The location and post office address of the registered office of this Corporation in the State of Minnesota is P.O. Box 887, St. Cloud, Minnesota 56301.

                                     ARTICLE VII.

    The aggregate number of shares which this Corporation shall have authority to issue is 25,000 shares, with a par value of $1.00 per share, having an aggregate par value of $25,000.00 which shall be known as "Common Stock".

    a. The holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of earnings or surplus legally available therefor, dividends, payable either in cash, in property or in shares of the capital stock of the Corporation.

    b. The Common Stock may be allotted as and when the Board of Directors shall determine and, under and pursuant to the laws of the State of Minnesota, the Board of Directors shall have the power to fix or alter, from time to time, in respect to shares then unallotted, any or all of the following: the dividend rate; the redemption price; the liquidation price; the conversion rights and the sinking or purchase fund rights of shares of any class, or of any series of any class, or the number of shares constituting any series of any class.

    c. The Board of Directors shall also have the power to fix the terms, provisions and conditions of options to purchase or subscribe for, or rights to convert any of its securities into, shares of any class or classes, including the price and conversion basis thereof, and to authorize the issuance thereof.


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    d.   No holder of stock of the Corporation shall be entitled to any cumulative voting rights.

    e. No holder of stock of the Corporation shall have any preferential, pre-emptive or other right of subscription to any shares or any class of stock of the Corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations convertible into stock of the Corporation of any class, nor any right of subscription to any part thereof.

                                    ARTICLE VIII.

    The minimum amount of stated capital with which this Corporation shall commence business is $1,000.00.

                                     ARTICLE IX.

    Meetings of the shareholders, whether annual or special, shall be held at the registered office of the Corporation at such time and date as may be fixed by the By-laws, or at any other place designated by the Board of Directors pursuant to the By-laws or consented to in writing by all of the shareholders entitled to vote thereat.

                                      ARTICLE X.

    Section 1. The business of this Corporation shall be managed by a Board of Directors, who shall be elected at the annual meeting of the shareholders. A director need not be a shareholder.

    Section 2. The Board of Directors shall have authority to make and alter By-laws, subject to the power of the shareholders to change or repeal such By-laws, provided, the Board shall not make or alter any By-law fixing the qualifications, classifications, term of office or number of directors except the Board may make or alter any By-laws to increase their number.

    Section 3. The name and post office address of the first Directors, whose terms of office shall extend until the first annual meeting of the shareholders or until their successors are duly elected and qualified, are as follows:

    Stephen Winnick               Catherine Roy Thatcher
    500 Roanoke Building          500 Roanoke Building
    Minneapolis, MN 55402         Minneapolis, MN 55402


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    James E. Nelson               Nazchelle Slaughter
    500 Roanoke Building          500 Roanoke Building
    Minneapolis, MN 55402         Minneapolis, MN 55402

    Joseph P. Noack
    500 Roanoke Building
    Minneapolis, MN 55402

                                     ARTICLE XI.

    The name and post office address of the incorporator of this Corporation is as follows:

         Stephen Winnick
         500 Roanoke Building
         Minneapolis, MN 55402

                                     ARTICLE XII.

    Any provision contained in these Articles of Incorporation may be amended solely by the affirmative vote of the holders of a majority of the stock entitled to vote.


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    IN WITNESS WHEREOF, I have hereunto set my hand this 10TH day of February,
1981.


                                    /s/ Stephen Winnick
                                  ------------------------------

STATE OF MINNESOTA      )
                        ) ss.
COUNTY OF HENNEPIN      )

    Be it remembered that on this 10th day of FEBRUARY 1981, before the undersigned, a Notary Public in and for the County of Hennepin and State of Minnesota, personally appeared STEPHEN WINNICK, to me known to be the person described in and who executed the foregoing Articles of Incorporation, acknowledged the execution of the same to be his voluntary act and deed, for the purposes therein set forth.

    IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.


                                     /s/ Jane Nystrom
                                  ------------------------------


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